EXHIBIT 10.1.4


                          PORTER LANE INVESTMENTS, INC.
                              6625 Highway 53 East
                                  Suite 410-172
                              Dawsonville, GA 30534
                                  770-654-5692


August 10, 2001



Mr. Robert S. Vail
Small Town Radio, Inc.
12600 Deerfield Parkway, Suite 100
Alpharetta, Georgia 30004



Dear Mr. Vail:

Porter Lane Investments, Inc. (Company) and Small Town Radio, Inc. (STRI) have executed the First Amendment to the First Amended Porter Lane Investments, Inc. Consulting Agreement that terminated the consulting agreement. At this time, STRI owes the Company a total of $280,000, some of which dates back well over a year.

STRI has offered to pay a portion ($240,000) of this balance in common stock of Worldwide Petromoly, Inc. (MOLY).

Porter Lane Investments, Inc. hereby agrees that upon delivery of a total of 1,690,141 shares of MOLY to Gerald Sullivan, Wayne Shortridge and Richard Smyth, $240,000 of the outstanding balance will have been paid in full and STRI's remaining liability to the Company as of August 10, 2001 will be $40,000.

Porter Lane Investments, Inc.



/s/ Gerald Sullivan
Gerald Sullivan
President